Exhibit 99.1

Eugene Padgett Compensation Package

1.	Base Salary: $335,000 per year
2.	Participation in Valmont's 2023 Annual Incentive Plan - Corporate Plan with a target of 50% of base salary and capped at 2x bonus target.
3.	Participation in the PSU Plan of Valmont's 2022-2024 (prorated from start date - 2/3rds).
4.Participation in the remaining long term incentive plans, effective January 2023 (PSU 50%, RSU 25%, Stock Options 25% of total target value equals 80% of base salary).
5.Participation in Valmont's non-qualified deferred compensation plan, VERSP 401(k) plan, health and welfare benefit plans.
6.	New Hire Equity Grant for Equity Replacement:
a.	Award of approximately $25,000 (approximately 90 RSUs) in restricted unit shares as of the start date, with three-year tiered vesting (1/3 per year) using the standard Valmont agreement form.
7.	2022 Cash Compensation Provisions
a.	Sign-on Bonus of $75,000 for equity and bonus payout by previous employer.
8.	Stock ownership guideline of 1.5x of Base Salary.
9.	Full relocation package.